Orient Paper to Present at the Roth 23rd Annual OC Growth Stock Conference

BAODING, Hebei, China – March 10, 2011, Orient Paper, Inc. (AMEX: ONP) ("Orient Paper" or the "Company"), a leading manufacturer and distributor of diversified paper products in northern China, announced today that the Company will present at the upcoming Roth 23rd Annual OC Growth Stock Conference.

Date: Wednesday, March 16, 2011
Time:  8:30 A.M. Pacific Time, Track 3
Presenter: Mr. Winston Yen, Chief Financial Officer
Venue: Ritz-Carlton Laguna Niguel, CA

A copy of Orient Paper’s investor presentation will be made available online at: http://www.orientpaperinc.com/corporate-presentation.html

Investors who wish to meet with Orient paper’s management may contact Roth Capital at oneononerequests@roth.com or the Company's IR representative in the U.S., Raymond Campos at +1 (310) 954 1356 or raymond.campos@ccgir.com.

About Orient Paper, Inc.
Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. ("Baoding Shengde"), and Hebei Baoding Orient Paper Milling Co., Ltd ("HBOP"). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

CCG Investor Relations
Crocker Coulson, President
Tel: +1-646-213-1915
Email: crocker.coulson@ccgir.com

Orient Paper
Winston Yen, Chief Financial Officer
Phone: +1-562-818-3817
Email: info@orientpaperinc.com